Exhibit 99.2

CALAVO GROWERS, INC. 1141-A CUMMINGS ROAD SANTA PAULA, CALIFORNIA 93060 ATTN: JAMES SNYDER SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 8:59 p.m. Pacific Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CVGW2026SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 8:59 p.m. Pacific Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V87526-S33880 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY CALAVO GROWERS, INC. The Board of Directors recommends that you vote FOR the following proposals (as listed in the proxy statement): 1. The Merger Agreement Proposal — A proposal to approve the Agreement and Plan of Merger, dated as of January 14, 2026 (the “Merger Agreement”), by and among Calavo Growers, Inc., a California corporation (“Calavo”), Mission Produce, Inc., a Delaware corporation (“Mission Produce”), Cantaloupe Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of Mission Produce (“Merger Sub I”), and Cantaloupe Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of Mission Produce, pursuant to which Merger Sub I will merge with and into Calavo (“First Merger”), with Calavo surviving the First Merger. 2. The Merger-Related Compensation Proposal — A non-binding, advisory proposal to approve compensation that will or may become payable by Calavo to its named executive officers in connection with the transactions contemplated by the Merger Agreement. 3. The Calavo Adjournment Proposal — A proposal to approve the adjournment of the special meeting of shareholders of Calavo from time to time to a later date or dates, if necessary or appropriate, to solicit additional proxies in favor of the Merger Agreement Proposal if there are insufficient votes at the time of such adjournment to approve the Merger Agreement Proposal. NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting and any adjournment or postponement thereof. For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. V87527-S33880 CALAVO GROWERS, INC. Special Meeting of Shareholders April 28, 2026 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The shareholder(s) hereby appoint(s) B. John Lindeman and James Snyder, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Calavo Growers, Inc. that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at 2:00 PM, Pacific Time, on April 28, 2026 via live audio-visual webcast at www.virtualshareholdermeeting.com/CVGW2026SM, and any adjournment or postponement thereof. “THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE (1) ‘FOR’ THE MERGER AGREEMENT PROPOSAL, (2) ‘FOR’ THE MERGER-RELATED COMPENSATION PROPOSAL, AND (3) ‘FOR’ THE CALAVO ADJOURNMENT PROPOSAL, EACH AS DEFINED IN THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS OF CALAVO GROWERS, INC.” This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations for each of the proposals included herein. If any other matters properly come before the meeting, and any adjournment or postponement thereof, the persons named in the proxy will vote in their discretion on such matters. Continued, and must be signed and dated on the other side.